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                                                                     EXHIBIT 21


              SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED

The subsidiaries of Huntington Bancshares Incorporated are listed below. The state or jurisdiction of incorporation of each subsidiary (unless otherwise noted) is Ohio.

The Huntington National Bank (United States) and its direct and indirect subsidiaries, 41 South High Ltd., The Huntington Leasing Company, The Huntington Mortgage Company, Huntington Residential Mortgage Securities, Inc., The Huntington Investment Company, Forty-One Corporation, First Sunset Development, Inc., Nature Bridge Hotel Corporation, SFA Holding, Inc., East Sound Realty, Inc., Lodestone Realty Management, Inc., WS Realty, Inc., Spring Valley Hotel Corporation, Fourteen Corporation, Airbase Realty Company, HNB Clearing, Inc., The Check Exchange System Co., Thirty-Seven Corporation, and Charter Oak Insurance Services Agency, Inc., Huntington Trade Services, Inc., Huntington Trade Services, Asia, Limited (Hong Kong), CyberMark, L.L.C., Vehicle Reliance Company, National Returns Clearinghouse, Ltd., and Huntington Merchant Services, L.L.C.

Huntington Bancshares Indiana, Inc. and its direct subsidiary, The Huntington National Bank of Indiana (United States).

Huntington Bancshares Michigan, Inc., and its direct and indirect subsidiaries, Huntington Banks of Michigan (Michigan), First Macomb Mortgage Company (Michigan), and Hunter Insurance Agency, Inc. (Michigan).

Huntington Bancshares West Virginia, Inc., and its direct subsidiaries, Huntington National Bank West Virginia (United States) and CB&T Capital Investment Company, Inc. (West Virginia).

Huntington Bancshares Florida, Inc., and its direct and indirect subsidiaries, The Huntington National Bank of Florida (United States) and Huntington Insurance Agency, Inc. (Florida).

The Huntington Financial Services Company and its direct subsidiaries, The Huntington Trust Company, National Association (United States) and The Huntington Trust Company of Florida, National Association (United States).

The Huntington Asset Management Company (Delaware)

Huntington Capital Corp.

Huntington Bancshares Financial Corporation

Seventeen Corporation

The Huntington Acceptance Company

The Huntington National Life Insurance Company (Arizona)

Huntington Bancshares Ohio, Inc.

The Huntington State Bank and its direct and indirect subsidiaries, Huntington Insurance Agency Services, Inc., Huntington Insurance Agency, Inc., and Huntington Life Insurance Agency, Inc.

Union Commerce Leasing Corporation

The Huntington Service Company

The Huntington Community Development Corporation



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Money Station, Inc.

Heritage Service Corporation

Security First Network Bank, FSB (United States) and its direct subsidiary, Five Paces Software, Inc. *



      * Huntington Bancshares Incorporated owns less than a 5% voting interest in Security First Network Bank, FSB which owns 100% of Five Paces Software, Inc., however, Huntington Bancshares Incorporated is deemed by the Federal Reserve Board to have a controlling interest in Five Paces Software, Inc.